                                                                   Exhibit 10.20


                               LICENSE AGREEMENT



                                    between



                                  AMINCO INC.
                       US Federal I.D. Number 51-0325487
                                ("the LICENSOR")



                                      and



               CARSON PRODUCTS COMPANY S.A. (PROPRIETARY) LIMITED
                          Registration No. 93/02698/07
                               ("the LICENSEE"),
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                                                                       Page -2 -


1.  DEFINITIONS
    -----------

     For the purposes of this agreement and unless the context indicates otherwise:

     1.1 "this Agreement" means this license agreement and all the annexures hereto:

     1.2 "a Contract Quarter" means each 3 (three) month period during the period of this Agreement, commencing on 1 April, 1 July, 1 October and 1 January in each year and the first Contract Quarter shall commence on the Effective Date;

     1.3  the "Effective Date" means 1 April 1994;

     1.4 the "Know-How" means all the undisclosed technical information, whether patented in the Territory or not, possessed by the LICENSOR and which may be necessary for the manufacture and sale of the Licensed Products by the LICENSEE;

     1.5 "the LICENSEE" means CARSON PRODUCTS S.A. (PROPRIETARY) LIMITED, Registration No. 93/02698/07, a company registered and incorporated in The Republic of South Africa;

     1.6 "the LICENSOR" means AMINCO INC. a Delaware Corporation having its principal place of business at P.O. Box 8841, Wilmington, Delaware, 19899-8841;

     1.7 "the Licensed Products" means the range of Products listed in Annexure "A" hereto, together with such other products as may be added to that annexure by agreement between the parties from time to time;

     1.8 "the Net Sales Price" means, in relation to any of the Licensed Products manufactured and sold by the LICENSEE in terms of this agreement, the LICENSEE's gross invoiced selling price of those Licensed Products less:

          1.8.1 any sales and other similar taxes payable by the licensee in respect of those Licensed Products;

          1.8.2 any delivery and insurance costs included and shown separately in the invoice;
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          1.8.3   any trade discount which the LICENSEE may allow in respect of those Licensed Products and which is disclosed in the invoice;

          1.8.4 the gross invoiced selling price of all Licensed Products sold by the LICENSEE to the LICENSOR or to any subsidiary or associated company of the LICENSOR;

     1.9 "the Territory" means the Republic of South Africa, as it was constituted on 31 May 1961;

     1.10 "Total Net Sales" means, at any particular date, the Net Sales Price of all Licensed Products manufactured and sold by the LICENSEE in the Territory, or outside the Territory provided for in CLAUSE 4 below, during the period from the Effective Date until the date in question.


2.   APPROVALS
     ---------

     2.1 This agreement is subject to the condition that any consent of the Exchange Control Authorities of the Republic of South Africa which may be necessary for its validity is obtained in writing within 3 (three) months from the date on which it is signed by both parties.

     2.2 If the consent referred to in Clause 2.1 above is not obtained within the 3 (three) month period referred to in that clause then this Agreement shall fall away and be of no further force or effect.

     2.3 The LICENSEE shall use its best endeavors to obtain the consent referred to in CLAUSE 2.1 above and the LICENSOR shall provide any information (other than the Know-How) which may be reasonably required by the LICENSEE for that purpose.


3.   RECORD
     ------


     The parties record that:

     3.1 the LICENSEE is a subsidiary of the LICENSOR, which is the owner of the Know-How;

     3.2 the LICENSEE will, directly or indirectly, be manufacturing the Licensed Products in the Territory
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          and selling those Licensed Products to customers in the Territory as well as to customers outside the Territory in the manner provided for in CLAUSE 4 below;

     3.3 in order to manufacture the Licensed Products the LICENSEE requires access to the Know-How as well as access to certain technical advice and information from the LICENSOR;

     3.4 the LICENSOR has agreed to provide the Know-How as well as the above technical advice and information to the LICENSEE on the terms and conditions set out in this agreement.


4.   SCOPE
     -----


     The LICENSOR hereby grants to the LICENSEE the non-exclusive right to:

     4.1 use the Know-How to manufacture the Licensed Products in the Territory and/or to have the Licensed Products manufactured in the Territory; and

     4.2 sell the Licensed Products to customers in the Territory, provided that the LICENSEE shall be entitled to sell the Licensed Products to customers outside the Territory where the LICENSOR has not granted an exclusive license in respect of the Know-How and/or the Licensed Products to another person in the area in question.


5.   PERIOD
     ------

     This Agreement shall, subject to the provisions of CLAUSE 13.1 below:

     5.1 commence on the Effective Date and continue for a period of 5 (five) years thereafter;

     5.2 continue thereafter for an indefinite period, provided that either party shall be entitled to terminate this Agreement by giving the other party at least each 12 (twelve) months written notice to that effect.
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6.   THE KNOW-HOW
     ------------

     6.1 The LICENSOR shall, from time to time during the period of this agreement:

          6.1.1 deliver to the LICENSEE such of the Know-How as the LICENSEE may reasonably require in order to fulfil its obligations to manufacture the Licensed Products in accordance with the instructions given to the LICENSEE by the LICENSOR from time to time:

          6.1.2 provide the LICENSEE with such other technical assistance and advice as the LICENSEE may require in relation to the manufacture of the Licensed Products during the period of this agreement.

     6.2  The LICENSEE shall:

          6.2.1 keep all the Know-How confidential during the period of this agreement and after its expiration or earlier termination for any reason;

          6.2.2 not disclose any of the Know-How to anyone other than its directors and those of its employees or sub-contractors to whom a disclosure is necessary for the purposes of exercising its rights properly under this Agreement;

          6.2.3 in disclosing any part of the Know-How to any such director or employee or sub-contractor, only do so:

               6.2.3.1  to the extent necessary to enable that director or employee or sub-contractor to carry out the function required of him to give effect to the LICENSEE's rights under this Agreement;

               6.2.3.2  in the manner provided for in CLAUSE 16 below;

          6.2.4 not use any part of the Know-How for any purpose other than the purposes permitted under this Agreement.

     6.3 The LICENSOR shall disclose and make available to the LICENSEE any new modification, improvement or change in
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                                                                       Page -6 -

          the Know-How which is discovered, tested and decided by the LICENSOR to be ready for use during the period of this Agreement.

     6.4 The LICENSEE shall, if so required by the LICENSOR, use any such new modification, improvement or change in the manufacture of the Licensed Products and provide any Know-How that may be required for that purpose.


7.   ROYALTIES
     ---------


     7.1 In consideration for the rights granted to it by the LICENSOR in terms hereof, the LICENSEE shall pay the LICENSOR a royalty of 4% (four percentum) of the Net Sales Price of all Licensed Products sold by the LICENSEE during the period Of this Agreement;

     7.2 The royalties on the Licensed Products shall accrue as and when those products are delivered or invoiced by the LICENSEE, whichever is the earlier.

     7.3 The royalties shall be payable within 30 (thirty) days of the end of each Contract Quarter and shall be accompanied by a written statement from the LICENSEE, certified by the LICENSEE's auditors, showing the quantity of Licensed Products manufactured and sold during the Contract Quarter in question.

     7.4 Within 30 (thirty) days from the end of each Contract Quarter the LICENSEE shall:

          7.4.1  deliver to the LICENSOR a statement showing:

               7.4.1.1 the quantity of all Licensed Products manufactured, sold and delivered or Invoiced during that Contract Quarter;

               7.4.1.2 the Net Sales Price of all the Licensed Products so sold and delivered or invoiced during that Contract Quarter;

               7.4.1.3 all other information which the LICENSOR may require to determine the royalty for that Contract Quarter;

               7.4.1.4  the royalty due to the LICENSOR for that Contract
                         Quarter;
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          7.4.2  pay that royalty to the LICENSOR less any taxes which the
                 LICENSEE may be obliged to deduct therefrom in terms of the income tax laws in the Territory.

     7.5 The LICENSEE shall furnish to the LICENSOR copies of all receipts for all taxes so deducted and paid by it to the Revenue authorities of the Territory.

     7.6 The LICENSEE shall keep proper books of account and records (including vouchers) relating to its manufacture and sale of the Licensed Products and all such other information as may be required for the purposes of determining the royalties payable by it.

     7.7 The LICENSOR shall be entitled to appoint any of its employees or any public accountant registered as such in the Territory or both to:

          7.7.1 Inspect the books of account and records referred to in CLAUSE 7.6;

          7.7.2 make copies of or extracts from those books of account and records, at any reasonable time during the LICENSOR's normal business hours, for the purpose of verifying the statements referred to in Clause 7.4.1.

     7.8 The LICENSOR shall bear the costs incurred by it in verifying any statement in terms of Clause 7.4.1, provided that if the royalty stated in that statement is found to be incorrect and to fall short of the correct amount by more than 2% (two percentum) thereof, then the LICENSEE shall refund those costs to the LICENSOR.


8.   THE LICENSEE'S OBLIGATIONS
     --------------------------
     The LICENSEE shall:

     8.1 ensure that the Licensed Products manufactured by it from the Know-How at least conform in all respects to the standard of quality (both in regard to materials and workmanship) of the Licensed Products manufactured and sold by the LICENSOR;

     8.2  at all reasonable times allow the LICENSOR's representatives to inspect the LICENSEE's factories, in any processes and raw materials to enable the LICENSOR
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          to satisfy itself in regard to the standard of Licensed Products being manufactured and sold by LICENSEE;

     8.3  not, without obtaining the LICENSOR's prior written consent:

          8.3.1  cede any of its rights under this Agreement;

          8.3.2 make any modification, improvement or other change of any nature to the Licensed Products;

     8.4 not dispute or assist anyone else to dispute the validity of any trade mark, patent, design or copyright used in connection with the Licensed Products at any time during the period of this Agreement or after its termination for any reason;

     8.5 not at any time during the period of this Agreement or after its termination for any reason engage in any policy or practice which will be injurious to the LICENSOR or the Licensed Products;

     8.6 furnish the LICENSOR with such written reports as may be required from time to time to keep the LICENSOR fully informed of all relevant market conditions affecting the manufacture and sale and the demand for the Licensed Products in the Territory.


9.   TECHNICAL INSTRUCTION
     ---------------------


     9.1 The LICENSOR shall permit the LICENSEE to send one employee at a time to the LICENSOR's subsidiary's factory in the United States of America for instruction and training in the use of the Know-How and in the manufacture of the Licensed Products, for such period as may be reasonably required for that purpose without unreasonably interfering with the LICENSOR's routine and current commitments.

     9.2 The LICENSEE shall be responsible for and pay all traveling expenses, salaries, contributions and other remuneration and all other costs of any nature whatever incurred by or in respect of that employee for each day he is absent from his home office.

     9.3 The LICENSOR shall at the LICENSEE's request, send one employee to the LICENSEE's factory in for one visit only to impart the Know-How or instruct or train the

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          LICENSEE's employees in the use of the Know-How and manufacture and sale of the Licensed Products, provided that:

          9.3.1  the employee to be sent shall be selected by the LICENSOR;

          9.3.2 the LICENSOR shall only be obliged to send an employee when it can do so without unreasonably interfering with its routine and current commitments;

          9.3.3 the employee shall not be required to stay at the LICENSEE's factory for more than 3 (three) working days;

          9.3.3 The LICENSEE shall pay all expenses (including all traveling, hotel and living expenses) reasonably incurred by or in respect of the employee for each day he is absent from his home office.

     9.4 Any employee sent by either party to the other shall at all times remain the employee of the party which sent him.


10.  PATENTS
     -------

     10.1 Should the LICENSEE or any of its employees or anyone else under its control or working in association with it, make or discover any improvement relating to the Licensed Products, then:

          10.1.1 the LICENSEE shall immediately make a complete disclosure to the LICENSOR;

          10.1.2 the LICENSOR shall be entitled to the use thereof free of any charge and without any limitation of time and the LICENSEE shall assign all the rights, title and interest in such improvement to the LICENSOR;

          10.1.3 if the improvement in question is an invention capable of being registered as a patent, then:

               10.1.3.1 the LICENSOR shall have the right to apply at its cost for letters patent therefor in each country of the
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                         Territory and in all other countries of the world;

               10.1.3.2 any letters patent issued in respect of the invention shall be and remain the LICENSOR's sole property;

               10.1.3.3 the LICENSEE undertakes that it and the inventor will sign all documents and do everything else which the LICENSOR may require for the purposes of or to give effect to the provisions of this Clause 10.1.3.

     10.2 Should any letters patent registered in the LICENSOR's name in the Territory for any part of the Know-How during the period of this agreement be attacked or infringed by any third party, then:

          10.2.1 the LICENSEE shall notify the LICENSOR immediately the LICENSEE becomes aware of the attack or infringement in question;

          10.2.2 if both the LICENSOR and the LICENSEE decide that any proceedings should be instituted or defended, as the case may be, each party shall:

               10.2.2.1  contribute equally to the costs thereof;

               10.2.2.2 be liable for any damages awarded in favor of the third party or any sum paid on a compromise of the latter's claim;

               10.2.2.3 be entitled to share equally in any damages recovered from the third party;

                 10.2.3 if one party only shall decide that any proceedings shall be instituted or defended, as the case may be, then:

               10.2.3.1 that party shall bear the whole cost thereof including any damages and costs awarded against it in favor of the third party and shall be entitled to retain any damages and other amounts recovered from the third party; and

               10.2.3.2 the other party shall furnish all such evidence and other assistance and co-
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                         operation as may be reasonably required for the
                         purposes of those proceedings.


11.  EXEMPTIONS AND VIS MAJOR
     ------------------------

     11.1 The LICENSOR does not represent or warrant that the rights granted to the LICENSEE in terms of this Agreement will not infringe any patent, trade mark or design registered in the Territory, but the LICENSOR does warrant that it has no knowledge of any such patent, trade mark or design.

     11.2 Therefore if the manufacture, sale or use of the Licensed Products by the LICENSEE results in any claim against the LICENSEE for an infringement of any patent, trade mark or design registered in the Territory, the LICENSEE shall be solely liable therefor.

     11.3 The LICENSEE shall be deemed to understand all the Know-How supplied to it by the LICENSOR in terms of CLAUSE 6.1.

     11.4 Notwithstanding any other provision in this Agreement to the contrary, the LICENSOR shall not be liable for any loss of profit or other special damages or any indirect or consequential damages whatever which the LICENSEE may suffer as a result of any breach of this Agreement by the LICENSOR.

     11.5 Neither party shall have any claim of any nature whatever against the other for any failure to carry out any of its obligations under this Agreement as a result of vis major, including but without being limited to, any strike, lock-out, shortage of labor or materials, delays in transport, accidents of any kind, riot, political or civil disturbances, the elements, any act of any State or Government or any other authority or any other cause whatever beyond the control of the party in question.


12.  SUSPENSION
     ----------

     If any amount owed by the LICENSEE in terms of this Agreement is not paid on due date, then The LICENSOR may, without prejudice to any of its other rights, immediately suspend the carrying out of any of its then uncompleted obligations under this Agreement until the payment is made.
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13.  TERMINATION
     -----------

     13.1 Notwithstanding any other provision in this Agreement, the LICENSOR may terminate this Agreement by giving the LICENSEE written notice to that effect if:

          13.1.1 the LICENSEE commits a breach of any of its material obligations under this Agreement and fails to remedy that breach within 7 (seven) days after it has been given written notice to do so;

          13.1.2 the LICENSEE commits a breach of any of its other obligations under this Agreement and fails to remedy that breach within 30 (thirty) days after it has been given written notice to do so;

          13.1.3 the LICENSEE is provisionally or finally wound up or is placed under a provisional or final order of judicial management or liquidation;

          13.1.4 the LICENSEE ceases to be a wholly-owned subsidiary of the LICENSOR.

     13.2 Not withstanding any other provision to the contrary in this Agreement, the LICENSEE shall be entitled to terminate this Agreement by written notice if:

          13.2.1 The LICENSOR commits any breach of any of its obligations under this Agreement and fails to remedy that breach within 30 (thirty) days after It has been given written notice to do so;

          13.2.2 any order for the winding-up or judicial management of the LICENSOR is granted;

          13.2.3 any effective resolution is passed for the winding-up of the LICENSOR;

     13.3 The rights of each party under CLAUSES 13.1 and 13.2 respectively shall not be exhaustive and shall be in addition and without prejudice to any other rights they may have whether for damages or otherwise.

     13.4 No relaxation which either party may allow to the other in regard to the carrying out of any of their respective obligations In terms of this Agreement shall prejudice or be regarded as a waiver of its right to enforce those obligations at any time thereafter.
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14.  RIGHTS ON TERMINATION
     ---------------------

     On the expiration or earlier Termination for any reason of this Agreement the LICENSEE shall immediately:

     14.1  discontinue the use of the Know-How;

     14.2 cease to use or display any of the trade marks or any trade names or sales or advertising material or anything else that indicates that the LICENSEE deals in or is entitled to deal in the Licensed Products;

     14.3 sign all such documents as the LICENSOR may require for the purposes of cancelling the registration of the LICENSEE as the registered user in the Territory of the trade marks referred to in Clause 14.2;

     14.4  return to the LICENSOR all documents containing any of the Know-How.


15.  PAYMENTS
     --------

     15.1  All payments to be made by the LICENSEE under this Agreement shall:


          15.1.1 be paid, free of exchange and other charges, to the LICENSOR's account, Delaware Trust Capital Management, Wilmington, Delaware, Attention: Barbara Steen, Account No. 683012819, or at such other address as the LICENSOR may notify the LICENSEE from time to time;

          15.1.2 be paid in (unless otherwise agreed in writing) at the official rate of exchange ruling at the date on which each payment is made or, if it is made late, at the date on which it became payable, as the LICENSOR may elect.

          15.1.3 if any amount payable by the LICENSEE in terms of this Agreement is not paid on the due date thereof then, without prejudice to any of the LICENSOR's other rights under this Agreement, that amount shall bear interest at a rate which is 2% (two percentum) per annum above the prime bank rate for overdrafts charged for the time being by The Standard Bank of South Africa Limited.
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16.  CONFIDENTIALITY
     ---------------

     The LICENSEE shall, during the period of this Agreement and thereafter -

     16.1 keep all the Know-How (whether disclosed to it orally, in written form or in any other manner) strictly confidential;

     16.2 not disclose any of the Know-How to anyone other than to those of its directors or employees or sub-contractors to whom a disclosure is necessary to achieve the purposes set out in Clause 3 above;

     16.3  in disclosing any part of the Know-How to any -

          16.3.1 director or employee, only do so after the director or employee in question has signed and delivered to the LICENSEE and the LICENSOR a secrecy undertaking in the form attached as Annexure "B" hereto;

          16.3.2 sub-contractors, only do so after the sub-contractor in question has signed and delivered to the LICENSEE and the LICENSOR a secrecy undertaking in the form attached as Annexure "C" hereto.


17.  NON-VARIATION
     -------------

     No alteration or variation to this Agreement shall be of any force or effect unless it is recorded in writing and signed by all the parties to this Agreement.


18.  PROPER LAW
     ----------

     The validity of this Agreement, its interpretation, the respective rights and obligations of the parties and all other matters arising in any way out of this Agreement or its performance shall be determined in accordance with the laws of the Republic of South Africa.


19.  DOMICILIA AND NOTICES
     ---------------------

     19.1 Each party chooses the address set out below as the address at which all notices and other communications must be delivered for the purposes of this Agreement -
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                                                                      Page -15 -

 19.1.1 the LICENSOR at Aminco, Inc., 900 Market Street, Wilmington, DE 19801, United States of America (marked for the attention of Amanda Foster) and a copy shall be sent to Mark C Saussy, P.O. Box 22309, Savannah, GA 31403-2309, United States of America, Telefax No. (912)651-3489;

          19.1.2 the LICENSEE at Unit 31, Vintech Park, 45 5th Street, Wynberg, Sandton, 2090, South Africa, P.O. Box 68 Bergvlei 2012, South Africa, Telefax No.(011) 786-2172.

     19.2 Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telex or telefax.

     19.3 Any notice to a party contained in a correctly addressed envelope and-

          19.3.1  sent by prepaid registered post to it at its chosen address;
                  or

          19.3.2 delivered by hand to a responsible person during ordinary business hours at its chosen address,

          shall be deemed to have been received, in the case of Clause 19.3.1, on the seventh business day after posting (unless the contrary is proved) and, in the case of Clause 19.3.2, on the day of delivery.

     19.4 Any notice sent by telex or telefax to a party at its telex or telefax number shall be deemed (unless the contrary is proved) to have been received -

          19.4.1  if it is transmitted during normal business hours, within 2
                  (two) hours of transmission;

          19.4.2  if it is transmitted outside normal business hours, within 2
                  (two) hours of the commencement of normal business hours on the first business day after it is transmitted.

     19.5 Each party chooses the physical address set out opposite its name in Clause 19.1 as the address at which legal process must be delivered for the purpose of this Agreement.

     19.6 The parties shall be entitled at any time to change their addresses for the purposes of this Clause 19 to

                                                                      Page -16 -

          any other address in the United States of America or the Republic of South Africa respectively by giving written notice to that affect to the other.


20.  GENERAL
     -------

     20.1 Any latitude or extension of time which may be allowed by either party shall not under any circumstances whatsoever act as an estoppel or be a waiver of that party's rights hereunder.

     20.2 The parties to this Agreement undertake to treat all matters relating to this Agreement and the annexures hereto as being confidential and, therefore, shall not, without the written approval of the other, disclose the provisions hereof to any third party.

     20.3 This Agreement constitutes the entire contract between the parties and no other conditions, warranties, guarantees and representations shell be of any force or effect other than those which are included herein.

     20.4 All the transactions and arrangements contemplated in this Agreement constitute one indivisible transaction.


21.  INTERPRETATION
     --------------

     21.1  In this Agreement, unless the context requires otherwise:

          21.1.1 words importing any one gender shall include the other two genders;

          21.1.2  the singular shall include the plural and vice versa;

          21.1.3 a reference to natural persons shall include created entities (corporate or unincorporate) and vice versa.

     21.2 The headings in this Agreement have been inserted for convenience only and shall not be used for nor assist or affect its interpretation.

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22.  COSTS
     -----

     Each party shall bear its own costs of and incidental to the preparation and drawing of this Agreement and the stamp duty thereon.

                                                                      Page -18 -

SIGNED at                on 8 April 1994.


                         For:  AMINCO INC.

                              ______________________________________
                              Mark C. Saussy


                              Mark C. Saussy

                              who declares he is authorized to do so



SIGNED at                on 8 April 1994.

                         For: CARSON PRODUCTS COMPANY S.A.
                              (PROPRIETARY) LIMITED


                              ______________________________________
                              Director

                              who declares he is authorized to do so

                                                                      Page -19 -



                                 FIRST ADDENDUM
                                 --------------



                          to license agreement between



                            CARSON PRODUCTS COMPANY
                            -----------------------

                             (formerly AMINCO INC)



                                      and



               CARSON PRODUCTS COMPANY S.A. (PROPRIETARY) LIMITED
               --------------------------------------------------

           (the name of which is in the process of being converted to

                     CARSON PRODUCTS (PROPRIETARY) LIMITED)

                  entered into by the parties on 8 April 1994

                                                                      Page -20 -

           (the "principal agreement") 1.      It is recorded that:-

     1.1.      the parties entered into the principal agreement on 8 April 1994;

     1.2. in terms of clause 17 of the principal agreement, the principal agreement cannot be altered or varied unless the amendment or variation is recorded in a written document signed by both parties;

     1.3. the parties wish to amend the principal agreement in the manner contemplated in paragraph 2 below.

2.   The principal agreement is hereby amended by the deletion of the clauses
     7.1 and 7.2 and the substitution of those clauses with the following new clauses:-

          "7.1 In consideration for the rights granted to it by the LICENSOR in terms hereof, the LICENSEE shall during those periods stipulated in column 1 of the table below pay the LICENSOR a royalty equal to the percentage (reflected in the second column of the table below) of the Net Sales Price of all Licensed Products sold by the LICENSEE during the period

                                                                      Page -21 -

               stipulated in the first column of the table below.


                  PERIOD                     PERCENTAGE

1 April 1996 to 31 March 1998                0%

1 April 1998 to 31 March 1999                3%

1 April 1999 to 31 March 2000                3.5%
1 April 2000 - remaining duration of this
agreement                                    4%


     7.2 With effect from 1 April 1998 the royalties on the Licensed Products shall accrue as and when those products are delivered or invoiced by the LICENSEE, whichever is the earlier."

3. Save as contemplated in clause 2 above, the remaining terms of the principal agreement shall remain of full force and effect.

                                                                      Page -22 -

SIGNED by the parties and witnessed on the following dates and at the following places respectively:

DATE        PLACE      WITNESS             SIGNATURE


                       1.________________  For: CARSON PRODUCTS COMPANY

                                           _________________________________
_______     _______    2.________________  who warrants that he
                                           is duly authorised hereto

_______     _______    1.________________  For: CARSON PRODUCTS COMPANY S.A.
                                                (PROPRIETARY) LIMITED

                                           _________________________________
_______     _______    2.________________  who warrants that he is duly
                                           authorised hereto